Filed pursuant to Rule 424(b)(2)
SEC File No. 333-221865
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(1)
Common Stock, par value $0.01 per share	43,175,000	$26.5	$1,144,137,500	$148,509.05

(1)	Calculated in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 1, 2017)
39,250,000 Shares
UNITED AIRLINES HOLDINGS, INC.
COMMON STOCK
__________________

We are offering 39,250,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.
Our common stock is listed on The Nasdaq Global Select Market under the symbol "UAL." The last reported sale price of our common stock on The Nasdaq Global Select Market on April 20, 2020 was $27.79 per share.
Investing in our common stock involves certain risks. See "Risk Factors" on page S-5 of this prospectus supplement and the "Risk Factors" section contained in the documents incorporated by reference herein to read about factors you should consider before investing in our common stock.
__________________

	Per Share	Total
Public offering price ………………………………………………………………………	$26.5000	$1,040,125,000
Underwriting discounts……………………………………………………………………	$0.6950	$27,278,750
Proceeds, before expenses, to us …………………………………………………………	$25.8050	$1,012,846,250

If all of the shares are not sold at the public offering price, the underwriters may change the offering price and may offer shares from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See "Underwriting.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 3,925,000 shares of our common stock.

Our certificate of incorporation limits the voting rights of persons holding any of our equity securities who are not "citizens of the United States" to 24.9%. Accordingly, if you are not a "citizen of the United States," any shares of common stock that you purchase may be subject to voting restrictions. See "Risk Factors - Our certificate of incorporation limits voting rights of certain foreign persons."

__________________
Neither the Securities and Exchange Commission nor any state or other domestic or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________

The underwriters expect to deliver the shares of common stock to purchasers on or about April 24, 2020.

Morgan Stanley	Barclays

__________________

The date of this prospectus supplement is April 21, 2020.

TABLE OF CONTENTS

Prospectus Supplement

Page
PROSPECTUS SUPPLEMENT SUMMARY	S‑1
RISK FACTORS	S‑5
USE OF PROCEEDS	S‑14
U.S. FEDERAL TAX CONSIDERATIONS FOR NON‑U.S. STOCKHOLDERS	S‑15
UNDERWRITING	S‑18
WHERE YOU CAN FIND MORE INFORMATION	S‑22
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S‑22
LEGAL MATTERS	S‑22
EXPERTS	S‑22

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. The second part is the accompanying prospectus, which contains a description of our common stock and gives more general information, some of which may not apply to this offering. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. Before purchasing any shares of our common stock, you should read carefully both this prospectus supplement and the accompanying prospectus, together with the documents incorporated or deemed incorporated by reference herein and therein (as described below under the heading "Incorporation of Certain Documents by Reference"), any related free writing prospectus and the additional information described below under the heading "Where You Can Find More Information."
This prospectus supplement and the accompanying prospectus are part of an effective registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. This prospectus

S-i

supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to herein and therein are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the other information to which we refer you. Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction. See "Underwriting."
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the "FSMA"). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order")), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the shares offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any of their contents.
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares in any Member State of the European Economic Area or in the United Kingdom (each a "Relevant State") will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant State of shares which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer. The expression "Prospectus Regulation" means Regulation (EU) 2017/1129.
Unless the context requires otherwise or except as otherwise noted, as used in this prospectus supplement the words "we," "Company," "us" and "our" refer to United Airlines Holdings, Inc. and its consolidated subsidiaries.

S-ii

CAUTIONARY STATEMENT CONCERNING FORWARD‑LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein contain "forward‑looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current beliefs and expectations of our management with respect to future events and are subject to significant risks and uncertainties. These statements relate to future events, including our future performance, and management's expectations, beliefs, intentions, plans or projections relating to the future, and some of these statements can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "seeks," "future," "continue," "contemplate," "plans," "predicts," "would," "will," "may," "should" and the negative or other variations of those terms or comparable terminology or by discussion of strategy, plans, opportunities or intentions. As a result, actual results, performance or achievements may vary materially from those anticipated by the forward-looking statements.
Among the factors that could cause actual results, performance or achievements to differ materially from those indicated by such forward-looking statements are:

•	the existing global novel coronavirus ("COVID-19") pandemic and the outbreak of any other disease or similar public health threat that affects travel demand or travel behavior;

•	the final terms of borrowing pursuant to the Loan Program under the CARES Act, if any, and of the grant and promissory note through the Payroll Support Program under the CARES Act;

•	the costs and availability of financing;

•	our significant amount of financial leverage from fixed obligations and ability to seek additional liquidity and maintain adequate liquidity;

•	our ability to comply with the terms of our various financing arrangements;

•	the material disruption of our strategic operating plan as a result of COVID-19, and our ability to execute our strategic operating plans in the long term;

•
general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets);

•	risks of doing business globally, including instability and political developments that may impact our operations in certain countries;

•	demand for travel and the impact that global economic and political conditions have on customer travel patterns;

•	our capacity decisions and the capacity decisions of our competitors;

•	competitive pressures on pricing and on demand;

•	changes in aircraft fuel prices;

•	disruptions in our supply of aircraft fuel;

•	our ability to cost-effectively hedge against increases in the price of aircraft fuel, if we decide to do so;

•	the effects of any technology failures, cybersecurity or significant data breaches;

•	disruptions to services provided by third-party service providers;

•
potential reputational or other impact from adverse events involving our aircraft or operations, the aircraft or operations of our regional carriers or our code share partners or the aircraft or operations of another airline;

•	our ability to attract and retain customers;

•	the effects of any terrorist attacks, international hostilities or other security events, or the fear of such events;

•	the mandatory grounding of aircraft in our fleet;

•	disruptions to our regional network;

•	the impact of regulatory, investigative and legal proceedings and legal compliance risks;

•	the success of our investments in other airlines, including in other parts of the world;

S-iii

•	industry consolidation or changes in airline alliances;

•	the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers;

•	costs associated with any modification or termination of our aircraft orders;

•	disruptions in the availability of aircraft, parts or support from our suppliers;

•	our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups;

•	any disruptions to operations due to any potential actions by our labor groups;

•	labor costs;

•	the impact of any management changes;

•	extended interruptions or disruptions in service at major airports where we operate;

•	U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements, environmental regulations and the United Kingdom's withdrawal from the European Union);

•	the seasonality of the airline industry;

•	weather conditions;

•	the costs and availability of aviation and other insurance;

•	our ability to realize the full value of our intangible assets and long-lived assets;

•	any impact to our reputation or brand image; and

•	those factors discussed or referred to in "Risk Factors" in this prospectus supplement and in our periodic filings with the SEC.
We make these statements under the protection afforded by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Because forward-looking statements are subject to assumptions and uncertainties, actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date such statements are made. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us and this offering appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. This summary may not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information included or referred to under the heading "Risk Factors" of this prospectus supplement and the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed incorporated by reference herein and therein, including our Annual Report on Form 10‑K for the year ended December 31, 2019, and any related free writing prospectus before deciding to invest in our common stock.
United Airlines
United Airlines Holdings, Inc. ("UAL") is a holding company, and its principal subsidiary is United Airlines, Inc. ("United"). United transports people and cargo throughout North America and to destinations in Asia, Europe, Africa, the Pacific, the Middle East and Latin America. The principal executive offices of UAL and United are located at 233 S. Wacker Drive, Chicago, Illinois 60606, telephone (872) 825-4000.
Recent Developments

On April 17, 2020, the Company submitted an application to the Loan Program under the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"). Under the Loan Program, the Company expects to have the ability through September 30, 2020 to borrow up to approximately $4.5 billion from the U.S. Treasury Department for a term of up to five years. Any loans issued under the Loan Program are expected to be senior secured obligations of the Company, with collateral to be determined. If the Company borrows any amounts under the Loan Program, UAL expects to issue to the U.S. Treasury Department warrants to purchase shares of UAL common stock. For example, if the Company borrows the full amount currently available of $4.5 billion, the Company would issue warrants to purchase approximately 14.2 million shares of UAL common stock at a strike price of $31.50 per share (which was the closing price of UAL's common stock on The Nasdaq Stock Market on April 9, 2020), on the same terms as the warrants expected to be issued under the Payroll Support Program, described below. If the Company borrows less than the full amount, the amount of warrants issued would be reduced by a proportional amount.
The Company expects to receive approximately $5.0 billion from the U.S. Treasury Department through the Payroll Support Program under the CARES Act. These expected funds from the U.S. Treasury Department will be used to pay for the salaries and benefits of tens of thousands of United employees. Of the $5.0 billion total amount the Company expects to receive, approximately $3.5 billion will be a direct grant and approximately $1.5 billion will be in the form of a low interest 10-year senior unsecured promissory note, with an interest rate of 1.00% in years 1 through 5 and the Secured Overnight Financing Rate (SOFR) plus 2.00% in years 6 through 10. It is expected that the promissory note will be pre-payable at par at any time.
In connection with the receipt of this financial assistance under the Payroll Support Program, UAL expects to issue to the U.S. Treasury Department warrants to purchase up to approximately 4.6 million shares of UAL common stock at a strike price of $31.50 per share (which was the closing price of UAL's common stock on The Nasdaq Stock Market on April 9, 2020). It is expected that the warrants will expire five years from the date of issuance, and will be settled either through net share settlement or cash, at the Company's option. It is expected that the warrants will include customary anti-dilution provisions, will not have any voting rights and will be freely transferable, with registration rights.
In connection with any borrowings under the Loan Program and with the receipt of any funds under the Payroll Support Program, the Company and its business will be subject to certain restrictions, including, but not limited to, restrictions on the payment of dividends and the ability to repurchase UAL's equity securities, requirements to maintain certain levels of scheduled service, requirements to maintain employment levels through September 30, 2020 and certain limitations on executive compensation.
On April 17, 2020, United entered into an agreement with a subsidiary of BOC Aviation Limited to finance through a sale and lease transaction 6 Boeing 787-9 aircraft and 16 Boeing 737-9 MAX aircraft which are currently subject to purchase agreements between United and The Boeing Company and are scheduled to be delivered in 2020.

As previously disclosed, the Company has experienced, and continues to experience, a material decline in demand for both international and domestic travel resulting from the spread of COVID-19. The Company has cut approximately 80% of its capacity for April 2020 and currently expects to cut 90% of its capacity for May 2020, with similar cuts expected for June 2020. The Company plans to proactively evaluate and cancel flights on a rolling 60-day basis until it sees signs of a recovery in demand.
Recent Results
As was previously disclosed in the Company’s Current Report on Form 8-K dated April 20, 2020, for the first-quarter of 2020, the Company recorded a pre-tax loss of $2.1 billion, $1.0 billion pre-tax loss on an adjusted basis. Total revenues were $8.0 billion, a 17% decline year-over-year.
As of April 16, 2020, the Company had $6.3 billion of cash, cash equivalents, short-term investments and undrawn amounts, including $2 billion under its undrawn revolving credit facility. As previously disclosed, in March and in early April 2020, United has borrowed an aggregate of $2.75 billion under new secured term loan facilities each of which must be repaid in a single installment on the applicable maturity date, which, in each case, is twelve months from the borrowing date. In addition, as noted above, United completed the sale and leaseback transactions with BOC Aviation Limited in April 2020 and has secured additional liquidity through the Payroll Support Program and has the ability to borrow up to an additional approximately $4.5 billion from the U.S. Treasury Department under the CARES Act.
Reconciliation of GAAP to Non-GAAP financial measures
UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and Non-GAAP financial measures, including adjusted pre-tax income (loss), among others. UAL believes that adjusting for special charges and for nonoperating credit losses is useful to investors because these items are not indicative of UAL's ongoing performance. UAL believes that adjusting for unrealized (gains) losses on investments, net is useful to investors because those unrealized gains or losses may not ultimately be realized on a cash basis. UAL believes that adjusting for interest expense related to finance leases of Embraer ERJ 145 aircraft is useful to investors because of the accelerated recognition of interest expense.
Please see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (which is incorporated by reference herein) for additional information regarding the Company’s 2019 activities relating to the special charges, unrealized gains and losses on investments and imputed interest on certain finance leases.
The following table summarizes certain consolidated financial data with respect to UAL for the first quarter of 2020 and 2019, including the reconciliation of the Non-GAAP financial measure to the most directly comparable GAAP measure.

	UAL
	Three months ended March 31,
	2020	2019
Financial Data (Unaudited-in millions):
Operating Revenue	$7,979	$9,589

Pre-Tax Income/(Loss) (GAAP)	(2,114)	367
Adjusted to exclude:
Special charges	63	18
Nonoperating credit loss on BRW term loan and related guarantee	697	—
Unrealized (gains) losses on investments, net	319	(17)
Interest expense on ERJ 145 finance leases	—	21
Adjusted pre-tax income (loss) (Non-GAAP)	$(1,035)	$389

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Special charges. During the three months ended March 31, 2020, the Company recorded $63 million of special charges, primarily associated with a $50 million impairment for its China routes. The Company conducted impairment reviews of certain intangible assets in the first quarter of 2020, which consisted of a comparison of the book value of those assets to their fair value calculated using the discounted cash flow method. Due to the COVID-19 pandemic and the subsequent suspension of flights to China, the Company determined that the value of its China routes had been impaired.

Nonoperating credit loss on BRW term loan and related guarantee. During the three months ended March 31, 2020, the Company recorded a $697 million expected credit loss allowance for the BRW Aviation Holding LLC and BRW Aviation LLC (“BRW”) term loan and related guarantee. United recorded the allowance based on United's assessment of Avianca Holdings S.A.'s (“AVH”) financial uncertainty due to its high level of leverage and the fact that the airline has currently ceased operations due to the COVID-19 pandemic. BRW's equity and BRW's holdings of AVH equity are secured as a pledge under the BRW term loan, which is currently in default.

Unrealized (gains) losses on investments, net. During the three months ended March 31, 2020, the Company recorded losses of $319 million primarily for the $293 million decrease in the market value of its investment in Azul Linhas Aéreas Brasileiras S.A. and $24 million for the decrease in fair value of the AVH share call options, AVH share appreciation rights, and AVH share-based upside sharing agreement that United obtained as part of the BRW term loan agreement and related agreements with Kingsland Holdings Limited.

The summary of consolidated financial data is preliminary, because as of the date of this prospectus supplement, we have not completed our financial close process for the first quarter of 2020. This preliminary data is based upon our estimates and is subject to completion of our financial closing procedures. In addition, our independent registered public accounting firm has not completed the procedures specified by the PCAOB for a review of interim financial information as described in AS 4105, Reviews of Interim Financial Information, for the quarter ending March 31, 2020 and does not express an opinion, or any other form of assurance, on the interim financial statements as of and for the period ending March 31, 2020, nor do they express an opinion, or any other form of assurance, on individual balances of accounts or elements of financial statements such as those enumerated in the capsule financial data referred to above. Until the completion of a review and issuance of financial statements for the quarter ending March 31, 2020, any amounts related to the fiscal period ending March 31, 2020, such as those enumerated in the capsule financial data referred to above, are subject to change. This summary of recent results is not a comprehensive statement of our financial results for this period.

The Offering

Common stock offered by us	39,250,000 shares

Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 3,925,000 shares of our common stock.

Common stock outstanding immediately after this offering(1)	290,466,381 shares (or 294,391,381 shares assuming the underwriters exercise their option to purchase additional shares)

Use of proceeds
We estimate that the proceeds from this offering will be approximately $1.012 billion (or $1.113 billion if the underwriters exercise their option to purchase additional shares of common stock in full), after deducting fees and estimated expenses. We intend to use the net proceeds from this offering for general corporate purposes. See "Use of Proceeds."

Risk factors
Investing in our common stock involves certain risks. See "Risk Factors" on page S-5 of this prospectus supplement and the "Risk Factors" section contained in our Annual Report on Form 10‑K for the year ended December 31, 2019 (which is incorporated by reference herein) to read about factors you should consider before investing in our common stock.

Nasdaq Global Select Market symbol	"UAL"

Lock‑up agreements
We, all of our directors and our executive officers have agreed with the underwriters that, without the prior written consent of the underwriters, subject to certain exceptions, neither we nor they will, during the period ending 30 days after the date of this prospectus supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequence of ownership of any shares of our common stock, whether any such transaction is to be settled by delivery of our common stock, in cash or otherwise. See "Underwriting."

(1)	The number of shares of common stock outstanding immediately after this offering is based on 251,216,381 shares of our common stock outstanding as of December 31, 2019 and excludes, as of such date:

•	689,200 shares of common stock issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $82.12 per share;

•	1,967,250 shares of common stock issuable upon the vesting of restricted stock, restricted stock units and other outstanding equity-awards (other than options);

•	8,371,140 shares of common stock reserved for future issuance under our equity incentive plans; and

•
the approximately 4,600,000 shares of common stock issuable upon the exercise of warrants expected to be issued to the U.S. Treasury under the Payroll Support Program and any shares issuable upon warrants that may be issued to the U.S. Treasury under the CARES Act.

RISK FACTORS
You should carefully consider the risks and uncertainties described below, together with all of the other information included in or incorporated by reference into this prospectus supplement, including the "Risk Factors" section contained in our Annual Report on Form 10‑K for the year ended December 31, 2019 (which is incorporated by reference herein) before purchasing the shares of our common stock. If any of these risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. As a result, the market value of the shares could decline and you could lose part or all of your investment.
Risk Factors Relating to Recent Events
The global pandemic resulting from a novel strain of coronavirus has had an adverse impact that has been material to the Company's business, operating results, financial condition and liquidity, and the duration and spread of the pandemic could result in additional adverse impacts. The outbreak of another disease or similar public health threat in the future could also have an adverse effect on the Company's business, operating results, financial condition and liquidity.
In December 2019, a novel strain of coronavirus ("COVID-19") was reported in Wuhan, China, and the World Health Organization (the "WHO") subsequently declared COVID-19 a "Public Health Emergency of International Concern." As a result of COVID-19, the U.S. Department of State issued a Level 4 "do not travel" advisory for China and subsequently issued multiple Level 3 "reconsider travel" advisories for other jurisdictions, including Italy and South Korea. On March 11, 2020, the WHO declared COVID-19 a "pandemic" and the U.S. Department of State issued a global Level 3 "reconsider travel" advisory for all travel abroad. On March 13, 2020, the U.S. government declared a national emergency. On March 19, 2020, the U.S. Department of State issued a global Level 4 "do not travel" advisory advising U.S. citizens to avoid all international travel due to the global impact of COVID-19. The U.S. government has also implemented enhanced screenings, mandatory 14-day quarantine requirements and other travel restrictions in connection with the COVID-19 pandemic, including restrictions on travel from Europe, Mexico and Canada, and many foreign and U.S. state governments have instituted similar measures (including travel restrictions to and within the European Union) and declared states of emergency.
As of April 15, 2020, approximately 316 million people in at least 42 states, the District of Columbia and Puerto Rico were under instructions to stay home or "shelter in place," and to avoid any non-essential travel. In the United States and other locations around the world, public events, such as conferences, sporting events and concerts, have been cancelled, attractions, including theme parks and museums, have been closed, cruise lines have suspended operations and schools and businesses are operating with remote attendance, among other actions.
Other governmental restrictions and regulations in the future in response to COVID-19 could include additional travel restrictions (including restrictions on domestic air travel within the United States), quarantines of additional populations (including our personnel), restrictions on our ability to access our facilities or aircraft or requirements to collect additional passenger data. In addition, governments, non-governmental organizations and entities in the private sector have issued and may continue to issue non-binding advisories or recommendations regarding air travel or other social distancing measures, including limitations on the number of persons that should be present at public gatherings.
In response to the foregoing, the Company has cut approximately 80% of its capacity for April 2020 and currently expects to cut 90% of its capacity for May 2020, with similar cuts expected for June 2020. The Company plans to proactively evaluate and cancel flights on a rolling 60-day basis until it sees signs of a recovery in demand.
As of the date of this prospectus supplement, the Company is experiencing a significant decline in international and domestic demand. In response to decreased demand, the Company has taken a number of actions. In addition to the schedule reductions discussed above, the Company has reduced its planned capital expenditures and reduced operating expenditures for the remainder of 2020 (including by postponing projects deemed non-critical to the Company's operations), suspended share buybacks under its share repurchase program, entered into $2.75 billion in secured term loan facilities, entered into an agreement to finance certain aircraft through a sale and lease transaction, and taken a number of human capital management actions.
The Company also expects to receive approximately $5.0 billion from the U.S. Treasury Department through the Payroll Support Program under the CARES Act, with approximately $3.5 billion in the form of a direct grant and approximately $1.5 billion in the form of a low interest 10-year senior unsecured promissory note. The Company expects to receive the first installment of these funds on or about April 21, 2020. The Company also expects to have the ability through September 30, 2020 to borrow up to approximately $4.5 billion from the U.S. Treasury Department for a term of up to five years pursuant to the Loan Program under the CARES Act. The grants and/or loans under the CARES Act will subject the Company and its business to certain restrictions, including, but not limited to, restrictions on the payment of dividends and the ability to repurchase UAL's equity securities, requirements to maintain certain levels of scheduled service, requirements to maintain employment levels through September 30, 2020, requirements to issue warrants for UAL common stock to the U.S. Treasury Department and certain limitations on executive compensation. The substance and duration of these restrictions will materially affect the Company's operations, and the Company may not be successful in managing these impacts. In particular, limitations on executive compensation, which, depending on the form of aid, could extend up to six years, may impact the Company's ability to attract and retain senior management or attract other key employees during this critical time.
The Company may also take additional actions to improve its financial position, including measures to improve liquidity, such as the issuance of additional unsecured and secured debt securities, equity securities and equity-linked securities, the sale of assets and/or the entry into additional bilateral and syndicated secured and/or unsecured credit facilities. There can be no assurance as to the timing of any such issuance, which may be in the near term, or that any such additional financing will be completed on favorable terms, or at all. Any such actions could be conducted in the near term, may be material in nature and could result in significant additional borrowing. The Company's reduction in expenditures, measures to improve liquidity or other strategic actions that the Company may take in the future in response to COVID-19 may not be effective in offsetting decreased demand, and the Company will not be permitted to take certain strategic actions as a result of the CARES Act, which could result in a material adverse effect on the Company's business, operating results and financial condition.
The full extent of the ongoing impact of COVID-19 on the Company's longer-term operational and financial performance will depend on future developments, many of which are outside of our control, including the effectiveness of the mitigation strategies discussed above, the duration and spread of COVID-19 and related travel advisories and restrictions, the impact of COVID-19 on overall long-term demand for air travel, the impact of COVID-19 on the financial health and operations of the Company's business partners and future governmental actions, all of which are highly uncertain and cannot be predicted. The COVID-19 pandemic has had a material impact on the Company, and the continuation of reduced demand could have a material adverse effect on the Company's business, operating results, financial condition and liquidity.
In addition, an outbreak of another disease or similar public health threat, or fear of such an event, that affects travel demand, travel behavior or travel restrictions could have a material adverse impact on the Company's business, financial condition and operating results. Outbreaks of other diseases could also result in increased government restrictions and regulation, such as those actions described above or otherwise, which could adversely affect our operations.
The Company has a significant amount of financial leverage from fixed obligations and intends to seek material amounts of additional financial liquidity in the short-term, and insufficient liquidity may have a material adverse effect on the Company's financial condition and business.
The Company has a significant amount of financial leverage from fixed obligations, including aircraft lease and debt financings, leases of airport property, secured loan facilities and other facilities, and other material cash obligations. In addition, the Company has substantial noncancelable commitments for capital expenditures, including for the acquisition of new aircraft and related spare engines.
In addition, in response to the travel restrictions, decreased demand and other effects the COVID-19 pandemic has had and is expected to have on the Company's business, the Company currently intends to continue to seek material amounts of additional financial liquidity in the short-term, which may include the issuance of additional unsecured or secured debt securities, equity securities and equity-linked securities, the sale of assets as well as additional bilateral and syndicated secured and/or unsecured credit facilities, among other items. There can be no assurance as to the timing of any such issuance, which may be in the near term, or that any such additional financing will be completed on favorable terms, or at all. In addition, the Company expects to receive financial assistance that is available to the airline industry under the CARES Act, which financial assistance will subject the Company and its business to certain restrictions, including, but not limited to, restrictions on the payment of dividends and the ability to repurchase UAL's equity securities, requirements to maintain certain levels of scheduled service, requirements to maintain employment levels through September 30, 2020, requirements to issue warrants for UAL common stock to the U.S. Treasury Department and certain limitations on executive compensation.
Although the Company's cash flows from operations and its available capital, including the proceeds from financing transactions, have been sufficient to meet its obligations and commitments to date, the Company's liquidity has been, and may in the future be, negatively affected by the risk factors discussed in the Company's 2019 Form 10-K, as updated by this prospectus supplement, including risks related to future results arising from the COVID-19 pandemic. If the Company's liquidity is materially diminished, the Company might not be able to timely pay its leases and debts or comply with certain operating and financial covenants under its financing and credit card processing agreements or with other material provisions of its contractual obligations. Moreover, as a result of the Company's recent financing activities in response to the COVID-19 pandemic, the number of financings with respect to which such covenants and provisions apply has increased, thereby subjecting the Company to more substantial risk of cross-default and cross-acceleration in the event of breach, and additional covenants and provisions could become binding on the Company as it continues to seek additional liquidity. In addition, the Company has agreements with financial institutions that process customer credit card transactions for the sale of air travel and other services. Under certain of the Company's credit card processing agreements, the financial institutions in certain circumstances have the right to require that the Company maintain a reserve equal to a portion of advance ticket sales that have been processed by that financial institution, but for which the Company has not yet provided the air transportation. Such financial institutions may require cash or other collateral reserves to be established or withholding of payments related to receivables to be collected, including if the Company does not maintain certain minimum levels of unrestricted cash, cash equivalents and short-term investments. In light of the effect COVID-19 is having on demand and, in turn, capacity, the Company has seen an increase in demand from consumers for refunds on their tickets, and we anticipate this will continue to be the case for the near future.  Requests for these refunds lower our liquidity and put us at risk of triggering liquidity covenants in these processing agreements and, in doing so, could force us to post cash collateral with the credit card companies for advance ticket sales. The Company also maintains certain insurance- and surety-related agreements under which counterparties may require collateral.
The Company's substantial level of indebtedness, particularly following the additional liquidity transactions completed and contemplated in response to the impacts of COVID-19, and non-investment grade credit rating, as well as market conditions and the availability of assets as collateral for loans or other indebtedness, which has been reduced as a result of the $2.75 billion in secured term loan facilities entered into since the beginning of fiscal year 2020 and may be further reduced as the Company continues to seek material amounts of additional financial liquidity, together with the effect the COVID-19 pandemic has had on the global economy generally and the air transportation industry specifically, may make it difficult for the Company to raise additional capital if needed to meet its liquidity needs on acceptable terms, or at all.
In addition, as of April 20, 2020, the Company had $6.5 billion in variable rate indebtedness, all or a portion of which uses London interbank offered rates ("LIBOR") as a benchmark for establishing applicable rates. As announced in July 2017, LIBOR is expected to be phased out by the end of 2021. Although many of our LIBOR-based obligations provide for alternative methods of calculating the interest rate payable if LIBOR is not reported, the extent and manner of any future changes with respect to methods of calculating LIBOR or replacing LIBOR with another benchmark are unknown and impossible to predict at this time and, as such, may result in interest rates that are materially higher than current interest rates. If interest rates applicable to the Company's variable interest indebtedness increase, the Company's interest expense will also increase, which could make it difficult for the Company to make interest payments and fund other fixed costs and, in turn, adversely impact our cash flow available for general corporate purposes.
See Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, of the Company's 2019 Form 10-K for additional information regarding the Company's liquidity as of December 31, 2019.
COVID-19 has materially disrupted our strategic operating plans in the near-term, and there are risks to our business, operating results and financial condition associated with executing our strategic operating plans in the long-term.
COVID-19 has materially disrupted our strategic operating plans in the near-term, and there are risks to our business, operating results and financial condition associated with executing our strategic operating plans in the long-term. In recent years, we have announced several strategic operating plans, including several revenue-generating initiatives and plans to optimize our revenue, such as our plans to add capacity, including international expansion and new or increased service to mid-size airports, initiatives and plans to optimize and control our costs and opportunities to enhance our segmentation and improve the customer experience at all points in air travel. In developing our strategic operating plans, we make certain assumptions, including, but not limited to, those related to customer demand, competition, market consolidation, the availability of aircraft and the global economy. Actual economic, market and other conditions have been and may continue to be different from our assumptions. For example, in 2019, our capacity growth was lower than planned due to the grounding of Boeing 737 MAX aircraft, among other factors, which adversely impacted our ability to execute our strategic operating plans. In 2020, demand has been, and is expected to continue to be, significantly impacted by COVID-19, which has materially disrupted the timely execution of our strategic operating plans, including plans to add capacity in 2020. If we do not successfully execute or adjust our strategic operating plans in the long-term, or if actual results continue to vary significantly from our prior assumptions or vary significantly from our future assumptions, our business, operating results and financial condition could be materially and adversely impacted.
The mandatory grounding of the Boeing 737 MAX aircraft may have a material adverse effect on our business, operating results and financial condition.
On March 13, 2019, the Federal Aviation Administration (the "FAA") issued an emergency order prohibiting the operation of Boeing 737 MAX series aircraft by U.S. certificated operators (the "FAA Order"). As a result, the Company grounded all 14 Boeing 737 MAX 9 aircraft in its fleet, and Boeing also suspended deliveries of new Boeing 737 MAX series aircraft. The Company does not know whether, on what conditions or when the MAX grounding will end. The long-term operational and financial impact of this grounding is uncertain and could negatively affect the Company based on a number of factors, including, among others, the period of time the aircraft are unavailable, the availability of replacement aircraft, to the extent needed, and the circumstances of any reintroduction of the grounded aircraft to service.
In 2019, the grounding affected the delivery of 16 Boeing 737 MAX aircraft that were scheduled for delivery and were not delivered, and it is also expected to affect the timing of future Boeing 737 MAX aircraft deliveries, including the 28 Boeing 737 MAX aircraft that the Company planned to take delivery in 2020. The extent of the delay of future deliveries is expected to be impacted by the length of time the FAA Order remains in place, Boeing's production rate and the pace at which Boeing can deliver aircraft following the lifting of the FAA Order, among other factors, and these factors could be significantly impacted by the COVID-19 pandemic.
In response to the grounding, the Company has made adjustments to its flight schedule and operations, including substituting replacement aircraft on routes originally intended to be flown by Boeing 737 MAX aircraft. In 2019, the grounding impacted the Company's ability to implement its strategic growth strategy, reducing the Company's scheduled capacity from its planned capacity, and resulted in increased costs as well as lower operating revenue. The Company had discussions with Boeing regarding compensation from Boeing for the Company's financial damages related to the grounding of the airline's Boeing 737 MAX aircraft, and in March 2020, the Company entered into a confidential settlement with Boeing with respect to compensation for financial damages incurred in 2019.
Disruptions to our regional network and United Express flights provided by third-party regional carriers could adversely affect our business, operating results and financial condition.
The Company has contractual relationships with various regional carriers to provide regional aircraft service branded as United Express. These regional operations are an extension of the Company's mainline network and complement the Company's operations by carrying traffic that connects to mainline service and allows flights to smaller cities that cannot be provided economically with mainline aircraft. The Company's business and operations are dependent on its regional flight network, with regional capacity accounting for approximately 11% of the Company's total capacity for the year ended December 31, 2019.
Although the Company has agreements with its regional carriers that include contractually agreed performance metrics, each regional carrier is a separately certificated commercial air carrier, and the Company does not control the operations of these carriers. A number of factors may impact the Company's regional network, including weather-related effects and seasonality. In addition, the decrease in qualified pilots driven by changes to federal regulations has adversely impacted and could continue to affect the Company's regional flying. For example, the FAA's expansion of minimum pilot qualification standards, including a requirement that a pilot have at least 1,500 total flight hours, as well as the FAA's revised pilot flight and duty time requirements under Part 117 of the Federal Aviation Regulations, have contributed to a smaller supply of pilots available to regional carriers. The decrease in qualified pilots resulting from the regulations as well as factors including a decreased student pilot population and a shrinking U.S. military from which to hire qualified pilots, could adversely impact the Company's operations and financial condition, and could also require the Company to reduce regional carrier flying.
The significant decline in demand for air travel services resulting from the COVID-19 pandemic has also materially impacted demand for regional carrier services and, as a result, the Company's utilization of its regional network is significantly reduced and is expected to remain so for the foreseeable future.  We expect the disruption to services resulting from the COVID-19 pandemic to adversely affect our regional carriers, some of whom may declare bankruptcy or otherwise cease to operate, and we may also incur damages to our regional carriers under our agreements with them.  If, as a result of the COVID-19 pandemic or another significant disruption to our regional network, one or more of the regional carriers with which the Company has relationships is unable to perform its obligations over an extended period of time, there could be a material adverse effect on the Company's business, operating results and financial condition.
Our significant investments in other airlines, including in other parts of the world, and the commercial relationships that we have with those carriers may not produce the returns or results we expect.
An important part of our strategy to expand our global network includes making significant investments in airlines both domestically and in other parts of the world and expanding our commercial relationships with these carriers. For example, in January 2019, we completed the acquisition of a 49.9% interest in ManaAir LLC, which, as of immediately following the closing of that investment, owns 100% of the equity interests in ExpressJet Airlines LLC, a domestic regional airline. We also have minority equity interests in CommutAir and Republic Airways Holdings Inc. See Note 9 to the financial statements included in Part II, Item 8 of the Company's 2019 Form 10-K for additional information regarding our investments in regional airlines. We also have significant investments in Latin American airlines, including significant investments in Avianca

Holdings, S.A. ("AVH") and BRW Aviation LLC ("BRW"), an affiliate of Synergy Aerospace Corporation and the majority shareholder of AVH, and an equity investment in Azul Linhas Aéreas Brasileiras S.A. ("Azul").  In the future, our regional and global business strategy could include entering into joint business arrangements ("JBAs"), commercial agreements and strategic alliances with other carriers, and possibly making loan transactions with, and non-controlling investments in, such carriers.
These transactions and relationships involve significant challenges and risks, and we face competition in forming and maintaining these relationships, since there are a limited number of potential arrangements and other airlines are looking to enter into similar relationships. We are dependent on these other carriers for significant aspects of our network in the regions in which they operate. While we work closely with these carriers, each is a separately certificated commercial air carrier, and we do not have control over their operations, strategy, management or business methods. And not only are these airlines subject to a number of the same risks as our business, which are described by the risk factors discussed in the Company's 2019 Form 10-K, as updated by this prospectus supplement, including the impact of the COVID-19 pandemic, competitive pressures on pricing, demand and capacity, changes in aircraft fuel pricing, and the impact of global and local political and economic conditions on operations and customer travel patterns, among others, they are also subject to their own distinct financial and operational risks.
As a result of these and other factors, we may not realize satisfactory returns on our investments, and we may not receive repayment of any invested or loaned funds. Further, these investments may not generate the revenue or operational synergies we expect, and they may distract management focus from our operations or other strategic options. Finally, our reliance on these other carriers in the regions in which they operate may negatively impact our regional and global operations and results if those carriers continue to be impacted by the COVID-19 pandemic and other general business risks discussed above or perform below our expectations or needs and are not able to effectively mitigate these impacts or restore performance levels. Any one or more of these events could have a material adverse effect on our operating results or financial condition.  See Note 8 and Note 9 to the financial statements included in Part II, Item 8 of the Company's 2019 Form 10-K for additional information regarding our investments in AVH and Azul, respectively. See also the additional risks with respect to our investment in AVH described in this prospectus supplement.
We may also be subject to consequences from any illegal conduct of JBA partners, including for failure to comply with anti-corruption laws such as the U.S. Foreign Corrupt Practices Act. Furthermore, our relationships with these carriers may be subject to the laws and regulations of non-U.S. jurisdictions in which these carriers are located or conduct business. In addition, any political or regulatory change in these jurisdictions that negatively impacts or prohibits our arrangements with these carriers could have an adverse effect on our operating results or financial condition. To the extent that the operations of any of these carriers are disrupted over an extended period of time (including as a result of the COVID-19 pandemic) or their actions subject us to the consequences of failure to comply with laws and regulations, our operating results may be adversely affected.
Our significant investments in AVH and its affiliates, and the commercial relationships that we have with Avianca may not produce the returns or results we expect.
In November 2018, as part of our global network strategy, United entered into a revenue-sharing JBA with Aerovías del Continente Americano S.A., a subsidiary of AVH ("Avianca"), Copa Airlines and several of their respective affiliates, subject to regulatory approval. Concurrently with this transaction, United, as lender, entered into a Term Loan Agreement (the "BRW Term Loan Agreement") with, among others, BRW Aviation Holding LLC ("BRW Holding") and BRW, as guarantor and borrower, respectively. Pursuant to the BRW Term Loan Agreement, United provided to BRW a $456 million term loan (the "BRW Term Loan"), secured by a pledge of BRW's equity, as well as BRW's 516 million common shares of AVH (which are eligible to be converted into the same number of preferred shares, which maybe be deposited with the depositary for AVH's American Depositary Receipts ("ADRs"), the class of AVH securities that trades on the New York Stock Exchange (the "NYSE"), in exchange for 64.5 million ADRs) (such shares and equity, collectively, the "BRW Loan Collateral"). In connection with funding the BRW Term Loan Agreement, the Company entered into an agreement with Kingsland Holdings Limited, AVH's largest minority shareholder ("Kingsland"), pursuant to which United granted to Kingsland a right to put its AVH common shares to United at market price on the fifth anniversary of the BRW Term Loan Agreement or upon certain sales of AVH common shares owned by BRW, including upon a foreclosure of United's security interest, and also guaranteed BRW's obligation to pay Kingsland the excess, if any, of $12 per ADR on the NYSE and such market price of AVH common shares on the fifth anniversary, or upon any such sale, as applicable (the "Cooperation Payment"), for an aggregate maximum possible combined put payment and guarantee amount of $217 million.  See Note 13 to the financial statements included in Part II, Item 8 of the Company's 2019 Form 10-K for additional information regarding our obligations to Kingsland and their interrelationship with the BRW Term Loan Agreement.
BRW is currently in default under the BRW Term Loan Agreement. In order to protect the value of its collateral, on May 24, 2019, United began to exercise certain remedies available to it under the terms of the BRW Term Loan Agreement and related documents. In connection with the delivery by United of a notice of default to BRW, Kingsland, AVH's largest minority shareholder, was granted, in accordance with the agreements related to the BRW Term Loan Agreement, authority to manage BRW, which remains the majority shareholder of AVH. After a hearing on September 26, 2019, a New York state court granted Kingsland summary judgment authorizing it to foreclose on the BRW Loan Collateral under the BRW Term Loan Agreement. Kingsland is continuing with the foreclosure process, which is expected to result in a judicially supervised sale of the BRW Loan Collateral. The New York state court also granted Kingsland's motion for a preliminary injunction that, among other things, enjoins BRW Holding from interfering with Kingsland's ability to exercise voting and other rights in certain equity interests in BRW. These rulings are intermediate steps in the judicial foreclosure process in New York and are subject to appeal, and the entire judicial foreclosure process in New York is currently delayed as a result of the COVID-19 pandemic. The repayment of the BRW Term Loan is dependent on this judicial foreclosure process, and there is no assurance that a judicial foreclosure sale will be completed, or, if completed, will result in the full satisfaction of all of the obligations under the BRW Term Loan, including the obligation to repay United for any payment made in respect of our guarantee of the Cooperation Payment.  In that regard, based on United's assessment of AVH's financial uncertainty due to its high level of leverage and the fact that Avianca has currently ceased operations as a consequence of the COVID-19 pandemic, the Company has recently recorded a $697 million expected credit loss allowance for the BRW Term Loan and the Cooperation Payment. In addition, our ability to enforce a deficiency judgment against BRW in the event that the proceeds from the sale of the BRW Loan Collateral in the judicial foreclosure are insufficient to repay the full amount of the BRW Term Loan may be limited.  Any of these circumstances may lead to a loss or delay in the repayment of the BRW Term Loan. Further, the amount we receive from the foreclosure sale of the BRW Loan Collateral may be inadequate to fully pay the amounts owed to us by BRW (including in respect of any payment we make in respect of the Cooperation Payment) and our costs incurred to foreclose, repossess and sell the property.
In November 2019, United entered into a senior secured convertible term loan agreement (the "AVH Convertible Loan Agreement") with, among others, AVH, as borrower, for the provision by the lenders thereunder (including United) to AVH of convertible term loans for general corporate purposes. In December 2019, United provided such a convertible term loan to AVH under the AVH Convertible Loan Agreement in the aggregate amount of $150 million (the "AVH Convertible Loan"). See Notes 8 and 13 to the financial statements included in Part II, Item 8 of the Company's 2019 Form 10-K for additional information regarding our investments in AVH and its affiliates and our guarantee of the Cooperation Payment, respectively.
These transactions and relationships involve significant challenges and risks, particularly given the impact of the COVID-19 pandemic, AVH's recent debt restructuring and the judicial foreclosure process to which the repayment of the BRW Term Loan is subject. While AVH has successfully carried out its debt restructuring plan to date, United's exposure to AVH's long-term financial condition has increased with the completion of the AVH Convertible Loan, and Avianca has subsequently been materially adversely affected by the precipitous drop in passenger traffic and scheduled flights resulting from the COVID-19 pandemic. While we work closely with Avianca in connection with the JBA, and have supported AVH by providing capital in the form of the AVH Convertible Loan, Avianca is a separately certificated commercial air carrier, and we do not have control over its or AVH's operations, strategy, management or business methods. Avianca is also subject to a number of the same risks as our business, which are described in the Company's 2019 Form 10-K, as updated by this prospectus supplement, including competitive pressures on pricing, demand and capacity, changes in aircraft fuel pricing, and the impact of global and local political and economic conditions on operations and customer travel patterns, among others, as well as to its own distinct financial and operational risks.
In addition, the value of the BRW Loan Collateral and the collateral securing the AVH Convertible Loan is subject to market and other conditions. Changes in the aviation market may adversely affect the value of the BRW Loan Collateral and the collateral securing the AVH Convertible Loan and thereby lower the value to be derived from a foreclosure or other exercise of remedies with respect to the BRW Term Loan Agreement or the AVH Convertible Loan. As a result of these and other factors, including delays in foreclosure proceedings, we may not receive full (or any) repayment of our BRW Term Loan (including any payment we make in respect of the Cooperation Payment) or our AVH Convertible Loan, and we may be unable to realize the full (or any) value of the BRW Loan Collateral or the collateral securing the AVH Convertible Loan. As a consequence, we may not realize a satisfactory (or any) return on our invested or loaned funds with respect to AVH and its affiliates.
Further, these investments may not generate the revenue or operational synergies we expect, and they may distract management focus from our operations or other strategic options. Finally, our reliance on Avianca in the region in which it operates may negatively impact our global operations and results if AVH does not successfully recover from its debt restructuring or the COVID-19 pandemic, or is otherwise impacted by general business risks or performs below our expectations or needs. Any one or more of these events could have a material adverse effect on our operating results or financial condition.
The Company may never realize the full value of its intangible assets or its long-lived assets causing it to record impairments that may negatively affect its financial condition and operating results.

In accordance with applicable accounting standards, the Company is required to test its indefinite-lived intangible assets for impairment on an annual basis, or more frequently where there is an indication of impairment. In addition, the Company is required to test certain of its other assets for impairment where there is any indication that an asset may be impaired.
The Company may be required to recognize losses in the future due to, among other factors, extreme fuel price volatility, tight credit markets, government regulatory changes, decline in the fair values of certain tangible or intangible assets, such as aircraft, route authorities, airport slots and frequent flyer database, unfavorable trends in historical or forecasted results of operations and cash flows and an uncertain economic environment, as well as other uncertainties. For example, in the first quarter of 2020, the Company recorded impairment charges of $50 million associated with its China routes as a result of the COVID-19 pandemic and the subsequent suspension of flights to China. In addition, in 2019 and 2018, the Company recorded impairment charges of $90 million and $206 million, respectively, associated with its Hong Kong routes, resulting in the full impairment of these assets. The Company can provide no assurance that a material impairment loss of tangible or intangible assets will not occur in a future period, and the risk of future material impairments has been significantly heightened as result of the effects of the COVID-19 pandemic on our flight schedules and business. The value of the Company's aircraft could also be impacted in future periods by changes in supply and demand for these aircraft. Such changes in supply and demand for certain aircraft types could result from the grounding of aircraft. An impairment loss could have a material adverse effect on the Company's financial condition and operating results.

Risk Factors Relating to UAL's Common Stock
Certain provisions of our amended and restated certificate of incorporation (the "certificate of incorporation") and amended and restated bylaws (the "bylaws," and together with the certificate of incorporation, the "Governance Documents") or Delaware law could discourage or delay changes to our board of directors (the "Board"), takeover attempts or other changes of control, which could reduce the market price of our common stock.
Certain provisions of our Governance Documents may make it difficult for stockholders to change the composition of the Board and may discourage takeover attempts that some of its stockholders may consider beneficial.
Certain provisions of the Governance Documents (including the Board's power, without stockholder approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock, limitations on stockholder action by written consent, limitations on calling special stockholder meetings, advance notice requirements for stockholder nominations and proposals and limitations on proxy access) may also have the effect of delaying or preventing changes in control if the Board determines that such changes in control are not in the best interests of UAL and its stockholders.
These provisions of the Governance Documents are not intended to prevent a takeover, but are intended to protect and maximize the value of our stockholders' interests. While these provisions have the effect of encouraging persons seeking to acquire control of UAL to negotiate with the Board, they could enable the Board to prevent a transaction that some, or a majority, of its stockholders might believe to be in their best interests and, in that case, may prevent or discourage attempts to remove and replace incumbent directors.
In addition, we are a Delaware corporation, and the anti-takeover provisions of the Delaware General Corporation Law (the "DGCL") impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. These provisions could also impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, engaging in a proxy fight or conducting open market purchases, which, under certain circumstances, could reduce the market price of our common stock.
The price of our common stock may fluctuate significantly, and you could lose all or part of your investment in the common stock.
Volatility in the market price of our common stock may prevent you from being able to sell the shares at or above the price you paid for them. The market price of our common stock could fluctuate significantly for various reasons which include:

•	the market reaction to the COVID-19 pandemic;

•	changes in the prices or availability of oil or jet fuel;

•	our quarterly or annual earnings or those of other companies in our industry;

•	the public's reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in our earnings or recommendations by research analysts who track our common stock or the stock of other airlines;

•
changes in general conditions in the United States and global economy, financial markets or airline industry, including those resulting from changes in fuel prices or fuel shortages, war, incidents of terrorism, pandemics or responses to such events;

•	changes in the competitive landscape for the airline industry, including any changes resulting from industry consolidation whether or not involving our company;

•	our liquidity position; and

•	the other risks described or referred to in these "Risk Factors."
In addition, in recent periods, the stock market has experienced extreme declines and volatility. This volatility has had a significant negative impact on the market price of securities issued by many companies, including us and other companies in our industry.
The price of our common stock may be affected by the availability of shares for sale in the market and upon exercise of warrants or options.
The sale or availability for sale of substantial amounts of our common stock could adversely impact its price. Our certificate of incorporation authorizes us to issue 1,000,000,000 shares of common stock. On March 31, 2020, there were 247,256,855 shares of common stock outstanding. Accordingly, a substantial number of shares of our common stock are outstanding and available for sale in the market. In addition, we may be obligated to issue additional shares of common stock upon the conversion of outstanding convertible securities or in connection with employee benefit plans (including any equity incentive plans and employee stock purchase plans). For instance, in connection with the receipt of financial assistance under the Payroll Support Program, we expect to issue to the U.S. Treasury Department warrants to purchase up to approximately 4.6 million shares of UAL common stock at a strike price of $31.50 per share (which was the closing price of
UAL's common stock on The Nasdaq Stock Market on April 9, 2020).
In the future, we may decide to raise capital through offerings of our common stock, additional securities convertible into or exchangeable for common stock, or rights to acquire these securities or common stock. The issuance of additional shares of common stock or additional securities convertible into or exchangeable for common stock could result in dilution of existing stockholders' equity interests in the Company. Issuances of substantial amounts of common stock, or the perception that such issuances could occur, may adversely affect prevailing market prices for our common stock and we cannot predict the effect this dilution may have on the price of our common stock.
Our certificate of incorporation limits voting rights of certain foreign persons.
Our certificate of incorporation limits the voting rights of persons holding any of our equity securities who are not "citizens of the United States," as defined in Section 40102(a)(15) of Title 49 United States Code, to 24.9% (or any other maximum percentage as the Section or any substitute or replacement legislation may provide) of the aggregate votes of all equity securities outstanding. This restriction is applied pro rata among all holders of equity securities who fail to qualify as "citizens of the United States," based on the number of votes to which the underlying securities are entitled. Accordingly, if you are not a "citizen of the United States," any shares of common stock that you purchase may be subject to voting restrictions.
You may not receive dividends on the common stock.
Holders of our common stock are entitled to receive only such dividends as the Board may declare out of funds legally available for such payments. We have historically not paid cash dividends and have no plans to pay cash dividends on our common stock. We are incorporated in Delaware and governed by the DGCL. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Furthermore, holders of our common stock may be subject to the prior dividend rights of holders of our preferred stock or the depositary shares representing such preferred stock then outstanding. Additionally, under the terms of our amended credit and guaranty agreement, our ability to pay distributions on, or repurchase, our common stock is restricted.

The price of our common stock historically has been volatile. This volatility may affect the price at which you could sell the common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock.
The market price for our common stock has varied between a high of $95.28 on July 18, 2019 and a low of $21.28 on March 19, 2020 in the twelve-month period ended on March 31, 2020. This volatility may affect the price at which you could sell the common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the market reaction to the COVID-19 pandemic; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts' estimates; our liquidity position; and announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments or other significant corporate actions.
In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of March 31, 2020, we had outstanding approximately 247,256,855 shares of our common stock and options to purchase approximately 689,200 shares of our common stock (of which approximately 187,145 were exercisable as of that date). In addition, we expect to issue warrants to purchase up to approximately 4.6 million shares of UAL common stock in connection with the receipt of financial assistance under the Payroll Support Program and may be required to issue a significant amount of additional warrants if we determine to obtain financial assistance under the CARES Act. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

USE OF PROCEEDS
We estimate that the proceeds from this offering will be approximately $1.012 billion (or $1.113 billion if the underwriters exercise their option to purchase additional shares of common stock in full), after deducting fees and estimated expenses. We intend to use the net proceeds from this offering for general corporate purposes.

U.S. FEDERAL TAX CONSIDERATIONS FOR NON‑U.S. STOCKHOLDERS
The following is a general discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of shares of our common stock by a Non‑U.S. Stockholder who purchases shares of our common stock during this offering. For purposes of this discussion, a Non‑U.S. Stockholder is a beneficial owner of our common stock that is treated for U.S. federal income tax purposes as:

•	an individual who is neither a citizen nor a resident of the United States;

•	a corporation created or organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia;

•	an estate, other than an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, other than a trust (i) the administration of which is subject to the primary supervision of a court within the United States and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

This discussion does not address the U.S. federal tax consequences to an entity treated as a partnership for U.S. federal income tax purposes or to persons investing through such an entity. If an entity treated as a partnership holds our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership considering an investment in our common stock should consult its own tax advisors as to the U.S. federal income and estate tax consequences of being a partner in a partnership that purchases, owns or disposes of our common stock.
This summary assumes that our common stock is held as a capital asset (generally, property held for investment). This summary is of a general nature and thus does not address all of the U.S. federal income and estate tax considerations that might be relevant to a Non‑U.S. Stockholder in light of its particular circumstances or to a Non‑U.S. Stockholder subject to special treatment under U.S. federal tax laws (such as banks, insurance companies, dealers in securities or other Non‑U.S. Stockholders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax‑exempt entities, "controlled foreign corporations," "passive foreign investment companies," regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, or Non‑U.S. Stockholders that hold our common stock as part of a straddle, hedging transaction, conversion transaction or integrated transaction or that purchase or sell our common stock as part of a wash sale for U.S. federal tax purposes). Furthermore, this summary does not discuss any aspects of U.S. federal gift, state, local or non‑U.S. taxation. This summary is based on current provisions of the Code, U.S. Treasury regulations promulgated or proposed thereunder, judicial opinions, published positions of the U.S. Internal Revenue Service (the "IRS") and other applicable authorities, all of which are subject to change or differing interpretation, possibly with retroactive effect. Each prospective purchaser of our common stock is advised to consult its own tax advisor with respect to the U.S. federal, state, local and non‑U.S. tax consequences of purchasing, owning and disposing of our common stock. No assurance exists that the IRS will not challenge any of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, an opinion of counsel with respect to the U.S. federal income or estate tax consequences to a Non‑U.S. Stockholder of purchasing, owning and disposing of our common stock.
PROSPECTIVE INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION AND ANY APPLICABLE TAX TREATY.
Distributions
If we make distributions on our common stock, the distributions will be dividends for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits. To the extent distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital that will first reduce a Non‑U.S. Stockholder's basis in our common stock (determined separately for each share), but not below zero, and then will be treated as gain from the sale of stock (as discussed further below).
Any dividend paid to a Non‑U.S. Stockholder with respect to our common stock generally will be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non‑U.S. Stockholder must certify as to its eligibility for reduced withholding under an applicable income tax treaty on a properly completed IRS Form W‑8BEN or IRS Form W‑8BEN‑E, as applicable, in order to obtain the benefits of such treaty. A Non‑U.S. Stockholder that does not timely provide the applicable withholding agent with the required certification, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non‑U.S. Stockholders should consult their own tax advisors regarding their possible entitlement to benefits under a tax treaty.
If, however, the Non‑U.S. Stockholder provides a valid IRS Form W‑8ECI, certifying that the dividend is effectively connected with the Non‑U.S. Stockholder's conduct of a trade or business within the United States, and otherwise complies with applicable certification requirements, the dividend will not be subject to the withholding tax described above. Instead, such dividend will be subject to U.S. federal income tax in the manner described below under "Effectively Connected Income."
Sale, Exchange or Other Taxable Disposition of Our Common Stock
Except as otherwise discussed below, a Non‑U.S. Stockholder generally will not be subject to U.S. federal income tax on any gain realized upon a sale, exchange or other taxable disposition of our common stock unless (i) such gain is effectively connected with the Non‑U.S. Stockholder's conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by such Non‑U.S. Stockholder in the United States), (ii) the Non‑U.S. Stockholder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the year in which such sale, exchange or other taxable disposition occurs and certain other conditions are met, or (iii) we are or have been a "United States real property holding corporation" ("USRPHC") for U.S. federal income tax purposes at any time during the shorter of (x) the five‑year period ending on the date of such sale, exchange or other disposition and (y) such Non‑U.S. Stockholder's holding period with respect to our common stock, and, provided that our common stock is regularly traded on an established securities market within the meaning of applicable U.S. Treasury regulations, such Non‑U.S. Stockholder has held, directly or constructively, at any time during said period, more than 5% of our common stock. We do not believe that we are or will become a USRPHC; however, there can be no assurance in that regard.
Gain described in clause (i) immediately above will be subject to U.S. federal income tax in the manner described below under "Effectively Connected Income." A Non‑U.S. Stockholder described in clause (ii) immediately above will be subject to tax at a 30% rate (or such lower rate specified by an applicable income tax treaty) on the net gain derived from the sale, exchange or other taxable disposition, which may be offset by U.S.‑source capital losses of the Non‑U.S. Stockholder during the taxable year.
Effectively Connected Income
Any dividend with respect to, or gain recognized upon a sale, exchange or other taxable disposition of, our common stock that is effectively connected with a trade or business carried on by a Non‑U.S. Stockholder within the United States (and, if an income tax treaty applies, that is attributable to a permanent establishment or fixed base maintained by such Non‑U.S. Stockholder in the United States) will be subject to U.S. federal income tax, based on the Non‑U.S. Stockholder's net effectively connected income, generally in the same manner as if the Non‑U.S. Stockholder were a U.S. person for U.S. federal income tax purposes. If a dividend or gain is effectively connected with a U.S. trade or business of a Non‑U.S. Stockholder that is a corporation for U.S. federal income tax purposes, such corporate Non‑U.S. Stockholder may also be subject to a "branch profits tax" on its effectively connected earnings and profits (subject to certain adjustments) at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Non‑U.S. Stockholders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.
FATCA Withholding
Under legislation commonly known as the Foreign Account Tax Compliance Act or "FATCA," a U.S. federal 30% withholding tax generally will be imposed on dividends with respect to shares of our common stock paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose certain information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners) and satisfies certain other requirements or is deemed to be compliant with the requirements of FATCA, including pursuant to an intergovernmental agreement, and (ii) certain other non‑U.S. entities, unless the entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. All Non‑U.S. Stockholders generally will be required to furnish certifications (generally on an IRS Form W‑8BEN, IRS Form W‑8BEN‑E or IRS Form W‑8ECI) or other documentation to establish an exemption from withholding under FATCA. Even if a Non‑U.S. Stockholder provides such certification, FATCA withholding will still apply where our common stock is held through a non‑U.S. broker (or other non‑U.S. intermediary) that is not FATCA compliant. Under certain circumstances, a Non‑U.S. Stockholder may be eligible for refunds or credits of the tax. Non‑U.S. Stockholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in shares of our common stock, including the potential applicability of any intergovernmental agreements entered into between the United States and countries in which such applicable Non‑U.S. Stockholders are resident or maintain a branch.
Information Reporting and Backup Withholding
Annual reporting to the IRS and to each Non‑U.S. Stockholder will be required as to the amount of dividends paid to such Non‑U.S. Stockholder and the amount, if any, of tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the Non‑U.S. Stockholder's country of residence. Dividends generally are not subject to "backup withholding" if the Non‑U.S. Stockholder properly certifies as to its non‑U.S. status (usually by completing an IRS Form W‑8BEN, IRS Form W‑8BEN‑E or IRS Form W‑8ECI).
The payment of the proceeds of the sale, exchange or other disposition of our common stock to or through the U.S. office of a broker will be subject to both backup withholding (currently at a rate of 24%) and information reporting unless the Non‑U.S. Stockholder certifies its non‑U.S. status on IRS Form W‑8BEN, IRS Form W‑8BEN‑E or IRS Form W‑8ECI or otherwise establishes an exemption. Information reporting requirements, but generally not backup withholding, will also generally apply to payments of the proceeds of a sale, exchange or other disposition of our common stock by non‑U.S. offices of U.S. brokers or non‑U.S. brokers with certain types of relationships to the United States unless the Non‑U.S. Stockholder certifies its non‑U.S. status or otherwise establishes an exemption. Certain Non-U.S. Holders (including corporations) are not subject to backup withholding and information reporting requirements.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a Non‑U.S. Stockholder may be refunded or credited against such Non‑U.S. Stockholder's U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
Estate Tax
A Non‑U.S. Stockholder who is an individual should note that shares of our common stock (i) owned and held by such individual or (ii) otherwise includible in such individual's gross estate for U.S. federal estate tax purposes (for example, where such shares are owned and held by a trust funded by such individual and with respect to which the individual has retained certain interests or powers), generally will be, absent an applicable treaty, treated as U.S.‑situs property subject to U.S. federal estate tax. Accordingly, Non‑U.S. Stockholders who are individuals may be subject to U.S. federal estate tax on all or a portion of the value of our common stock owned, directly or indirectly, at the time of their death. Prospective investors who are non‑resident alien individuals (or entities includible in such an individual's gross estate for U.S. federal estate tax purposes) are urged to consult their own tax advisors concerning the potential U.S. federal estate tax consequences of owning our common stock.

UNDERWRITING
Morgan Stanley & Co. LLC and Barclays Capital Inc. are acting as the underwriters for this offering. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase from us, the number of shares of common stock listed next to its name in the following table.

Underwriter	Number of Shares
Morgan Stanley & Co. LLC………………	19,625,000
Barclays Capital Inc. ……………………	19,625,000
Total………………………………………	39,250,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if they purchases any of these shares.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments the underwriters may be required to make in respect of those liabilities. The underwriting agreement also provides that if one or more underwriters default, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.
The underwriters propose to offer our shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.20 per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of common stock.

	Per Share	Without Option	With Option
Public offering price	$26.5000	$1,040,125,000	$1,144,137,500
Underwriting Discount	$0.6950	$27,278,750	$30,006,625
Proceeds, before expenses, to us	$25.8050	$1,012,846,250	$1,114,130,875

The expenses of this offering are estimated at $1.0 million and are payable by us. We are reimbursing the reasonable fees and disbursements of counsel for the underwriters in connection with the qualification of the shares of our common stock being offered under state securities laws, including the preparation of a blue sky survey (which shall not exceed $5,000).
Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 3,925,000 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of our common stock approximately in proportion to amounts specified in the table above.

No Sales of Similar Securities
We, all of our directors and our executive officers have agreed not to sell or transfer any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, for 30 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter. Specifically, we and these other persons have agreed, with certain limited exceptions and except otherwise disclosed in this prospectus supplement, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any shares of our common stock,

•	sell any option or contract to purchase any shares of our common stock,

•	purchase any option or contract to sell any shares of our common stock,

•	grant any option, right or warrant to purchase or lend any shares of our common stock,

•	otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock,

•
enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of any shares of our common stock, whether any such hedging, swap or other agreement or transaction is to be settled by delivery of our common stock, in cash or otherwise,

•	request or demand that we file a registration statement related to our common stock, or

•	publicly disclose the intention to do any of the foregoing.
This lock‑up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for our common stock. It also applies to our common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
Nasdaq Global Select Market Listing
Our common stock trades on the Nasdaq Global Select Market under the symbol "UAL."
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit the underwriters from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than it is required to purchase in this offering. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of this offering. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over‑the‑counter market or otherwise. The underwriter is not required to engage in these activities and may end any of these activities at any time if they are commenced.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution
In connection with this offering, the underwriters or certain of the securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e‑mail.
Other Relationships
The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45‑106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31‑103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of shares issued or guaranteed by the government of a non‑Canadian jurisdiction, section 3A.4) of National Instrument 33‑105 Underwriting Conflicts (NI 33‑105), the underwriters are not required to comply with the disclosure requirements of NI 33‑105 regarding underwriter conflicts of interest in connection with this offering.
United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares in, from or otherwise involving the United Kingdom.
European Economic Area and United Kingdom
In relation to each Relevant State, no offer of shares which are the subject of the offering contemplated by this prospectus supplement, the accompanying prospectus or any related free writing prospectus to the public may be made in that Member State other than:
(a)    to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation); or
(c)    in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. These documents may also be accessed on our website at http://ir.united.com. We are not incorporating by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part hereof or thereof. Information may also be obtained from us at United Airlines Holdings, Inc., 1233 S. Wacker Drive, Chicago, Illinois 60606, telephone (872) 825-4000.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to "incorporate by reference" certain information into this prospectus supplement and the accompanying prospectus from certain documents that we file with the SEC. By incorporating by reference, we are disclosing important information to you by referring you to documents we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document that also is incorporated by reference herein or therein. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus supplement and the accompanying prospectus, except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

•	our Annual Report on Form 10‑K for the year ended December 31, 2019 filed with the SEC on February 25, 2020;

•	our Current Reports on Form 8‑K filed with the SEC on March 12, 2020, March 26, 2020, April 13, 2020 and April 21, 2020; and

•
the description of our common stock in our Registration Statement on Form 8‑A filed with the SEC on September 5, 2018, including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference all future documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of our common stock to which this prospectus supplement and the accompanying prospectus relate, except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules.
The information relating to us contained in this prospectus supplement and the accompanying prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.
If you request, either orally or in writing, we will provide you with copies of any or all documents that are incorporated or deemed incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to United Airlines Holdings, Inc., 233 S. Wacker Drive, Chicago, Illinois 60606, Attention: Corporate Secretary, or by telephone request to (872) 825-4000. The documents may also be accessed on our website at http://ir.united.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.
LEGAL MATTERS
Certain legal matters will be passed upon for us by Sidley Austin LLP, Chicago, Illinois and Houston, Texas. Milbank LLP, New York, New York, is counsel to the underwriter in connection with this offering.
EXPERTS
The consolidated financial statements of UAL and United appearing in our Annual Report (Form 10‑K) for the year ended December 31, 2019, including the schedule appearing therein, and the effectiveness of UAL's internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports, thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
United Continental Holdings, Inc.
Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
Subscription Rights
Warrants

United Airlines, Inc.
Debt Securities
Guarantees of Debt Securities

The securities covered by this prospectus may be sold by United Continental Holdings, Inc. and its wholly-owned subsidiary United Airlines, Inc., from time to time, together or separately. In addition, selling security holders who may be named in a prospectus supplement may offer and sell, from time to time, securities in such amounts as set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.
We will describe the specific terms of any offering of securities in a prospectus supplement to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you decide to invest in any of these securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
The Common Stock of United Continental Holdings, Inc. is traded on the New York Stock Exchange under the symbol "UAL."
Investing in our securities involves risks. See "Risk Factors" beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2017.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using the "shelf" registration process. Under the shelf registration process, we, or certain of our security holders, may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities that we or a selling security holder may offer. Each time we, or, under certain circumstances, our security holders, sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."
In this prospectus, unless the context otherwise requires, the terms "we," "our," "us" and the "Company" refer to United Continental Holdings, Inc. and its subsidiaries, including United Airlines, Inc.
You should rely only on the information contained in this prospectus or in a prospectus supplement accompanying this prospectus or on the information incorporated by reference therein. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS
An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•
the risks described in the Annual Report on Form 10-K of United Continental Holdings, Inc. and United Airlines, Inc. for our most recent fiscal year and in any Quarterly Report on Form 10-Q, which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

•
other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Certain statements contained in or incorporated by reference in this prospectus or any prospectus supplement delivered with this prospectus are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as "expects," "will," "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook," "goals" and similar expressions are intended to identify forward-looking statements.
Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements contained in or incorporated by reference in this prospectus or any prospectus supplement delivered with this prospectus are based upon information available to us on the date such statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.
Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; costs associated with any modification or termination of our aircraft orders; our ability to utilize our net operating losses; our ability to attract and retain customers; potential reputational or other impact from adverse events in our operations; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic and political conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the effects of any technology failures or cybersecurity breaches; disruptions to our regional network; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; the success of our investments in airlines in other parts of the world; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties, including those set forth in the sections entitled "Risk Factors" in this prospectus, in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and may be obtained as described below under "Incorporation of Certain Documents by Reference," and, if applicable, in the applicable prospectus supplement and any related free writing prospectus, as well as the risks and uncertainties discussed in our consolidated financial statements, related notes and the other information included in this prospectus, the applicable prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to be incorporated by reference herein. Consequently, the forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.
THE COMPANY
United Continental Holdings, Inc. ("UAL") is a holding company, and its principal, wholly-owned subsidiary is United Airlines, Inc. ("United"), which is a commercial airline.
Each of UAL and United is a Delaware corporation. The principal executive offices of UAL and United are located at 233 S. Wacker Drive, Chicago, Illinois 60606, telephone (872) 825-4000.
UAL's website is www.unitedcontinentalholdings.com, and United's website is www.united.com. The information contained on or connected to these websites is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

SELLING SECURITY HOLDERS
We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because each of UAL and United is a well-known seasoned issuer, as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See "Plan of Distribution." Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and any other terms of the securities being sold by a selling security holder.
USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include possible future repayments of indebtedness, the funding of a portion of our pension liabilities and our working capital requirements. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder who may be named in a prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES
The following table sets forth UAL's consolidated ratio of earnings to fixed charges for the periods indicated:

		Year Ended December 31,
	Nine Months Ended September 30, 2017
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	3.27x	3.74x	3.93x	1.66x	1.31x		(a)

(a)
Earnings were inadequate to cover fixed charges by $756 million for the year ended December 31, 2012.
The following table sets forth United's consolidated ratio of earnings to fixed charges for the periods indicated:

		Year Ended December 31,
	Nine Months Ended September 30, 2017
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	3.27x	3.75x	3.93x	1.65x	1.37x		(b)

(b)
Earnings were inadequate to cover fixed charges by $689 million for the year ended December 31, 2012.
(1)
For purposes of calculating this ratio, earnings consist of income (loss) before income taxes, plus (a) fixed charges, distributed earnings of affiliates in which UAL/United has a minority equity interest and amortization of previously capitalized interest, less (b) capitalized interest and the noncontrolling interest in earnings of affiliates in which UAL/United has a minority equity interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense, and the amount amortized for debt discount, premium and debt issuance expense.

DESCRIPTION OF UAL CAPITAL STOCK
The following description of UAL's capital stock includes a summary of certain provisions of UAL's amended and restated certificate of incorporation and amended and restated bylaws. The following description of the terms of the Preferred Stock UAL may issue sets forth certain general terms and provisions of any series of Preferred Stock to which any prospectus supplement may relate. Particular terms of the Preferred Stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions shall apply to any series of Preferred Stock so offered will be described in the prospectus supplement relating to the applicable Preferred Stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of Preferred Stock. This description of UAL's capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of UAL's amended and restated certificate of incorporation and any applicable certificates of designations, which have been or will be filed with the SEC.
General
UAL is authorized to issue up to 1,000,000,000 shares of Common Stock, par value $0.01 per share ("UAL Common Stock"). UAL is also authorized to issue 250,000,000 shares of Preferred Stock, without par value ("Serial Preferred Stock"), one share of Class Pilot MEC Junior Preferred Stock, par value $0.01 per share, and one share of Class IAM Junior Preferred Stock, par value $0.01 per share.
Common Stock
Dividends
The holders of UAL Common Stock will be entitled to receive dividends, if and when declared payable, from time to time by the UAL board of directors (the "Board").
Liquidation
Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to UAL Common Stock, including any shares of UAL's Serial Preferred Stock, Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock, have been paid in full that to which they are entitled, the holders of the then outstanding shares of UAL Common Stock will be entitled to receive, pro rata, the remaining assets of UAL available for distribution to its stockholders.
Voting Rights
Each outstanding share of UAL Common Stock will entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of stockholders. At meetings of stockholders, holders of UAL's Common Stock vote together as a single class with holders of UAL's Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock on all matters except the election of directors to the Board. Except as otherwise required by UAL's amended and restated certificate of incorporation, each director shall be elected by vote of a majority of the votes cast with respect to that director's election. However, if the number of director nominees exceeds the number of directors to be elected at any meeting of stockholders as of the date that is 10 days prior to the date UAL files its definitive proxy statement with the SEC, then each director shall be elected by a plurality of the votes cast and entitled to vote on the election of directors. The affirmative vote of holders of shares of UAL's capital stock representing a majority of the votes present in person or by proxy at the meeting and entitled to be cast on the matter will be required to approve any other matters.
Other
UAL Common Stock is not convertible into, or exchangeable for, any other class or series of capital stock. Holders of UAL Common Stock have no preemptive or other rights to subscribe for or purchase additional securities of UAL. UAL's amended and restated certificate of incorporation contains no sinking fund provisions or redemption provisions with respect to the UAL Common Stock. Shares of UAL Common Stock are not subject to calls or assessments. No personal liability will attach to holders under the laws of the State of Delaware (UAL's state of incorporation) or of the State of Illinois (the state in which UAL's principal place of business is located). There is no classification of the Board.

UAL Common Stock is subject to a foreign ownership limitation. See "—Foreign Ownership Limitation and Certain Anti-Takeover Provisions in UAL's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws applicable to all UAL Capital Stock" below.
Serial Preferred Stock
Serial Preferred Stock may be issued independently or together with any other securities and may be attached to or separate from the securities.
Pursuant to Delaware law and UAL's amended and restated certificate of incorporation, the Board by resolution, and without the approval of stockholders, may establish one or more series of Serial Preferred Stock, fix the number of shares constituting such series and fix the designations and the powers, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions thereof, of such series. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of UAL.
If the Board approves the issuance of a series of Serial Preferred Stock to be offered hereunder, a description will be filed with the SEC and the terms of such series will be described in the prospectus supplement with respect to such series, including the following terms:

•	The number of shares constituting such series and the distinctive designation of the series;

•
The dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;

•
Whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption thereof, which amount may, but need not, vary according to the time and circumstances of such redemption;

•
The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of UAL, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

•	Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by UAL of the shares of the series;

•	The right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

•
The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law; and Any other term, condition or provision with respect to the series not inconsistent with the provisions of Article Fourth, Part I of UAL's amended and restated certificate of incorporation or any resolution adopted by the Board pursuant thereto.

Class Pilot MEC Junior Preferred Stock
UAL currently has one share of Class Pilot MEC Junior Preferred Stock outstanding, which may be held only by the United Airlines Pilots Master Executive Council (the "MEC") of the Air Line Pilots Association, International ("ALPA") or a duly authorized agent acting for the benefit of the MEC, and may only be transferred in certain limited circumstances specified in UAL's amended and restated certificate of incorporation.
Dividends
The holder of the Class Pilot MEC Junior Preferred Stock is not entitled to receive dividends or other distributions, except as described under "—Liquidation" below.
Liquidation

Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the Class Pilot MEC Junior Preferred Stock, including any shares of UAL's Serial Preferred Stock, have been paid in full that to which they are entitled, the holder of the Class Pilot MEC Junior Preferred Stock will be entitled to receive $0.01 for the share of Class Pilot MEC Junior Preferred Stock, but such holder shall not be entitled to any further payment.
Voting Rights
The holder of the share of Class Pilot MEC Junior Preferred Stock has the following voting rights:
(a) Until such time (the "ALPA Termination Date") as there are no longer any persons represented by ALPA (or a successor to the MEC by merger or reorganization of ALPA) employed by UAL or any of its affiliates or the collective bargaining agreement between UAL or any of its affiliates and ALPA has been amended so that such agreement no longer provides that ALPA has the right to appoint a director to the Board, the holder of the share of Class Pilot MEC Junior Preferred Stock shall have the right (i) voting as a separate class, to (1) elect one director to the Board at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders, (2) remove such director with or without cause and (3) fill any vacancies in such directorship resulting from death, resignation, disqualification, removal or other cause; and (ii) voting together as a single class with the holders of UAL Common Stock and the holders of such other classes or series of stock that vote together with the UAL Common Stock as a single class, to vote on all matters submitted to a vote of the holders of UAL Common Stock (other than the election of directors), except as otherwise required by law.
(b) The affirmative vote of the holder of the share of Class Pilot MEC Junior Preferred Stock, voting as a separate class, is necessary to authorize, effect or validate any amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of UAL's amended and restated certificate of incorporation that would adversely affect the powers, preferences or special rights of the Class Pilot MEC Junior Preferred Stock.
Redemption
The share of Class Pilot MEC Junior Preferred Stock will be automatically redeemed by UAL, at a price of $0.01 per share, on the ALPA Termination Date or upon any purported transfer thereof other than as expressly permitted under UAL's amended and restated certificate of incorporation.
Ranking
The Class Pilot MEC Junior Preferred Stock is deemed to rank on a parity with the Class IAM Junior Preferred Stock and senior to the UAL Common Stock as to amounts distributable upon liquidation, dissolution or winding up of UAL.
Class IAM Junior Preferred Stock
UAL currently has one share of Class IAM Junior Preferred Stock outstanding, which may be held only by the International Association of Machinists and Aerospace Workers (the "IAM") or a duly authorized agent acting for the benefit of the IAM, and may only be transferred in certain limited circumstances specified in UAL's amended and restated certificate of incorporation.
Dividends
The holder of the Class IAM Junior Preferred Stock is not entitled to receive dividends or other distributions, except as described under "—Liquidation" below.
Liquidation
Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the Class IAM Junior Preferred Stock, including any shares of UAL's Serial Preferred Stock, have been paid in full that to which they are entitled, the holder of the Class IAM Junior Preferred Stock will be entitled to receive $0.01 for the share of Class IAM Junior Preferred Stock, but such holder shall not be entitled to any further payment.
Voting Rights

The holder of the share of Class IAM Junior Preferred Stock has the following voting rights:
(a) Until such time (the "IAM Termination Date") as there are no longer any persons represented by the IAM (or a successor to the IAM by merger or reorganization of the IAM) employed by UAL or any of its affiliates or a certain letter agreement between UAL and the IAM no longer provides that the IAM has the right to appoint a director to the Board, the holder of the share of Class IAM Junior Preferred Stock shall have the right (i) voting as a separate class, to (1) elect one director to the Board at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders, (2) remove such director with or without cause and (3) fill any vacancies in such directorship resulting from death, resignation, disqualification, removal or other cause; and (ii) voting together as a single class with the holders of UAL Common Stock and the holders of such other classes or series of stock that vote together with the UAL Common Stock as a single class, to vote on all matters submitted to a vote of the holders of UAL Common Stock (other than the election of directors), except as otherwise required by law.
(b) The affirmative vote of the holder of the share of Class IAM Junior Preferred Stock, voting as a separate class, is necessary to authorize, effect or validate any amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of UAL's amended and restated certificate of incorporation that would adversely affect the powers, preferences or special rights of the Class IAM Junior Preferred Stock.
Redemption
The share of Class IAM Junior Preferred Stock will be automatically redeemed by UAL, at a price of $0.01 per share, on the IAM Termination Date or upon any purported transfer thereof other than as expressly permitted under UAL's amended and restated certificate of incorporation.
Ranking
The Class IAM Junior Preferred Stock is deemed to rank on a parity with the Class Pilot MEC Junior Preferred Stock and senior to the UAL Common Stock as to amounts distributable upon liquidation, dissolution or winding up of UAL.
Foreign Ownership Limitation and Certain Anti-Takeover Provisions in UAL's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws applicable to all UAL Capital Stock
Foreign Ownership Limitation
UAL's amended and restated certificate of incorporation limits the total number of shares of equity securities held by all persons who fail to qualify as citizens of the United States to having no more than 24.9% of the voting power of all outstanding equity securities of UAL.
Undesignated Preferred Stock
The ability to authorize undesignated Preferred Stock makes it possible for the Board to issue Preferred Stock with super voting, dividend or other special rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire UAL. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of UAL.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
UAL's amended and restated bylaws provide that special meetings of the stockholders may be called only (i) by both the Chief Executive Officer and the Chairman of the Board, (ii) by the Board or (iii) subject to certain requirements set forth in UAL's amended and restated bylaws, upon the written request of one or more stockholders of record of UAL that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least a 25% aggregate "net long position" (as defined in UAL's amended and restated bylaws) of the outstanding UAL Common Stock for at least one year prior to the date such request is delivered to UAL.
UAL's amended and restated bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors to the Board, other than nominations by ALPA or the IAM or nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be "properly brought" before a meeting, a stockholder will have to comply with advance notice requirements and provide UAL with certain information. Additionally, vacancies and newly created directorships may be filled by a vote of a majority of the directors then in office, even though less than a quorum. UAL's amended and restated bylaws allow the Chief Executive Officer or Chairman, or his or her designee, to preside at a meeting to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror's own slate of directors or otherwise attempting to obtain control of UAL.
Proxy Access
UAL's amended and restated bylaws contain a proxy access right provision to permit a stockholder or group of up to 20 stockholders satisfying specified eligibility requirements to include director nominees in UAL's proxy materials for annual meetings of stockholders. The maximum number of stockholder nominees permitted under these proxy access provisions is the greater of two or 20% of the Board elected by the holders of UAL Common Stock. To be eligible to use these proxy access provisions, such stockholder (or group) must, among other requirements:

•
have continuously owned 3% or more of the outstanding shares of UAL Common Stock throughout the three-year period preceding the date of the nomination notice, and continue to own at least 3% or more of the outstanding shares of UAL Common Stock through the date of the annual meeting;

•	represent that such stockholder (or group) did not acquire, and is not holding, such shares of UAL Common Stock for the purpose, or with the effect, of influencing or changing control of UAL; and

•
provide a written notice requesting the inclusion of director nominees in UAL's proxy materials and provide other required information to UAL not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the anniversary of the mailing date of UAL's proxy statement for the prior year's annual meeting of stockholders (with adjustments if the date for the upcoming annual meeting of stockholders is more than 30 days before or after the anniversary date of the prior year's annual meeting).

The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in UAL's amended and restated bylaws.
No Stockholder Action by Written Consent
Pursuant to Section 228 of the Delaware General Corporation Law (the "DGCL"), any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless UAL's amended and restated certificate of incorporation provides otherwise. UAL's amended and restated certificate of incorporation provides that any action required or permitted to be taken by UAL stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by consent in writing by such stockholders.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to the prospectus supplement relating thereto and, to the extent applicable, the following description.
UAL or United may issue debt securities from time to time in one or more series. The debt securities will be general obligations of the applicable issuer. The debt securities issued by UAL or United may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by the other of such companies. If any series of debt securities will be subordinated to other indebtedness that the applicable issuer has outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between one or more of us and one or more trustees named in the prospectus supplement. The indenture that UAL and United expect to use has been filed with the SEC and is listed as an exhibit to the registration statement. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below.
General
The debt securities will represent direct, unsecured, general obligations of UAL or United and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt the issuer has or may incur;

•	may be issued in one or more series with the same or various maturities;

•	may be issued at a price of 100% of their principal amount or at a premium or discount;

•	may be issued in registered or bearer form and certificated or uncertificated form; and

•
may be represented by one or more global notes registered in the name of a designated depositary's nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. The debt securities may be issued in one or more series as the issuer may authorize from time to time. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:
(1) the identity of the issuer of such debt securities;
(2) the form and title of the debt securities of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);
(3) the price or prices of the debt securities of the series;
(4) any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series);
(5) the date or dates on which the principal and premium with respect to the debt securities of the series are payable;
(6) the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the interest payment dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;
(7) the currency or currencies in which debt securities of the series shall be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) or the principal New York office of the trustee (in the case of securities in bearer form), where the principal, premium and interest with respect to debt securities of the series shall be payable or the method of such payment, if by wire transfer, mail or other means;
(8) the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at the issuer's option or otherwise;
(9) whether debt securities of the series are to be issued as securities in registered form or as securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;
(10) if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series shall be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary security in bearer form may be exchanged for one or more definitive securities in bearer form of the series;
(11) the issuer's obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;
(12) the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for the issuer's or UAL Common Stock, Preferred Stock, other debt securities or warrants for UAL Common Stock, Preferred Stock, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;
(13) if other than denominations of $1,000 or any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;
(14) if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
(15) if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;
(16) any changes or additions to the provisions of the indenture dealing with defeasance;
(17) if other than the entire principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

(18) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), are applicable and any corresponding changes to provisions of the indenture as then in effect;
(19) any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders of such series of debt securities to declare the principal, premium and interest, if any, on such series of debt securities due and payable;
(20) if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities of the series in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;
(21) any trustee, authenticating agent, paying agent, transfer agent or registrar for the debt securities of the series and any office or agency of any of the foregoing for purposes of such series of debt securities;
(22) the applicability of the covenants set forth in the indenture to the debt securities of the series, any change in such covenants or related defined terms to the extent applicable to the debt securities of the series and any additions to the covenants applicable to the debt securities of the series;
(23) the form and terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series, the identity of any guarantor with respect to such guarantee and any corresponding changes to the provisions of the indenture and as then in effect;
(24) the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture then in effect relating to subordination;
(25) with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee; and
(26) any other terms of the debt securities of the series (which terms shall not be prohibited by the provisions of the indenture).
Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States or at the office of the trustee or the trustee's agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.
Neither the issuer nor the registrar for the debt securities will be required (a) to issue, register the transfer of or exchange the debt securities of any series for the period beginning at the opening of business 15 days immediately preceding the mailing of a notice of redemption of the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange the debt securities of any series selected, called or being called for redemption as a whole or the portion being redeemed of any such debt securities selected, called or being called for redemption in part.
All funds which the issuer pays to a paying agent or the trustee for the payment of principal of, premium, if any, or interest on any debt securities that remain unclaimed at the end of two years after such principal, premium, if any, or interest has become due and payable will be repaid to the issuer on its request, and the holders of such debt securities will thereafter look only to the issuer for payment thereof.
Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due and interest rate or method of determining interest. A global security will bear the legend as prescribed in the indenture. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor depositary.
The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.
Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary ("participants"). Such accounts shall be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by the issuer or through one or more agents, by the issuer or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form, and will not be considered the owners or holders thereof under the indenture.
Subject to the restrictions applicable to securities in bearer form described in an applicable prospectus supplement (see "—Limitations on Issuance of Securities in Bearer Form" below), payments of principal, premium, and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither the issuer, the trustee, any paying agent or registrar for such debt securities nor any agent of the issuer or the trustee will have any responsibility or liability for:
(1) any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;
(2) the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or
(3) any other matter relating to the actions and practices of the depositary, its nominee or its participants.
None of the issuer, the trustee, any paying agent or registrar for such debt securities or any agent of the issuer or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and the issuer and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.
We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit applicable participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in "street name." Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement (see "—Limitation on Issuance of Securities in Bearer Form" below).
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, the issuer shall appoint a successor depositary. If a successor depositary is not appointed by the issuer within 90 days, the issuer will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, the issuer may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if an event of default with respect to the debt securities of a series represented by a global security shall have happened and be continuing and owners of beneficial interests in such global security in an amount not less than a majority of the aggregate outstanding principal amount of such global security have delivered to the issuer and the trustee a notice indicating that the continuation of the book-entry system through such depositary is no longer in the best interests of the holders of the beneficial interests, such global security will be exchangeable for individual debt securities of such series.
Limitations on Issuance of Securities in Bearer Form
The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.
Certain Covenants
If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
Subordination
Debt securities of a series, and any guarantees of such securities, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent the issuer of any debt securities conducts operations through subsidiaries of such issuer, the holders of such debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of such subsidiaries except to the extent such subsidiary is a guarantor of such series of debt securities.
Events of Default
Each of the following constitutes an event of default under the indenture with respect to any series of debt securities:
(1) default in any payment of the principal or premium, if any, on the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, redemption or otherwise;
(2) failure to pay interest on any debt security of that series when such interest becomes due and payable, and such failure continues for a period of 30 days;
(3) failure to comply for 60 days after notice with any of the covenants or agreements applicable to the debt securities of that series (other than those referred to in (1) or (2) above) or the indenture or supplemental indenture related to that series of debt securities; or
(4) certain events of bankruptcy, insolvency or reorganization affecting the issuer.
A prospectus supplement may omit, modify or add to the foregoing events of default.

A default under clause (3) above will not constitute an event of default with respect to any series of debt securities until the trustee notifies the issuer or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series notify the issuer and the trustee of the default and such issuer does not cure such default within the time specified in clause (3) above after receipt of such notice.
If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to the issuer) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice to the issuer (and to the trustee if such notice is given by the holders) may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof) and accrued and unpaid interest on all the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization with respect to the issuer, the principal amount of (or, in the case of original issue discount debt securities, the portion thereby specified in the terms thereof) and accrued interest on all the debt securities of that series shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.
The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may by notice to the trustee under the indenture waive any existing default or event of default and its consequences under the indenture with respect to such series of debt securities except (i) a default in the payment of the principal of (or, in the case of original issue discount debt securities of that series, the portion thereby specified in the terms thereof), premium, if any, and accrued and unpaid interest on the debt securities of such series, (ii) a default arising from the failure to redeem or purchase any debt security of that series when required pursuant to the terms of the indenture or (iii) a default in respect of a provision that cannot be amended under the indenture without the consent of each holder of the series affected.
Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would subject the trustee to personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
Except to enforce the right to receive payment of principal (or, in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued and unpaid interest on the debt securities of any series when due, no holder of debt securities of that series has any right to pursue any remedy with respect to the indenture or debt securities unless:

•	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to pursue such remedy;

•	such holder or holders have offered to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with the request during such 60-day period.
However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal (or, in the case of original issue discount debt securities, the portion thereby specified in the term thereof), premium, if any, or accrued and unpaid interest on such debt security on or after the applicable due date specified in such debt security.
The indenture provides that if a default with respect to debt securities of any series occurs and is continuing and if it is actually known to a trust officer of the trustee, the trustee must mail to each holder of that series notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of (or, in the case of original issue discount debt securities of that series, the portion thereby specified in the terms thereof), premium, if any, and accrued and unpaid interest on any debt security of that series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.
The indenture requires the issuer with respect to an outstanding series of debt securities to furnish to the trustee, within 120 days after the end of each fiscal year, an officer's certificate as defined in the indenture, as to whether or not such officers know of any default with respect to such series of debt securities that occurred during such period and, if so, describing the default, its status and what action the issuer is taking or proposes to take with respect thereto.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification and Waiver
Modifications and amendments of the indenture as it applies to any series of debt securities or any of the other terms of such series may be made by the applicable issuer, any applicable guarantor and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series.
No such modification or amendment may, without the consent of each holder of an affected debt security:

•	make any change to the percentage of principal amount of the outstanding debt securities of the applicable series the holders of which must consent to an amendment;

•	reduce the principal amount of, premium, if any, or interest on, or extend the stated maturity or interest payment periods, of such debt security;

•	make such debt security payable in money or securities other than that stated in such debt security;

•	make any change that adversely affects such holder's right to require the applicable issuer to purchase such debt security in accordance with the terms thereof and under the indenture;

•	impair the right of such holder to institute suit for the enforcement of any payment with respect to such debt securities;

•
in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of such holder under such provisions;

•
except as provided under "—Satisfaction and Discharge of the Indenture; Defeasance" below or in accordance with a guarantee, release any guarantor of such debt securities from any of its obligations under the guarantee or make any changes in the applicable guarantee that would adversely affect such holder; or

•
change the requirements relating to waiving a default in payment of principal of, premium, if any, or interest on the debt securities of a series, the right to bring suit to enforce such payments or the provisions relating to modifications or amendments described in this sentence.

Without notice to or consent of any holder, the applicable issuer and guarantor with respect to a series of debt securities and the trustee may amend the indenture as it applies to such series or any of the other terms of such series for one or more of the following purposes:

•
to evidence the succession of another person to such issuer pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of such issuer's covenants, agreements and obligations in the indenture and with respect to the debt securities;

•
to surrender any right or power conferred upon such issuer, to add to the covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of such series of debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture with respect to such series; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of debt securities to waive such default;

•
to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture, board resolution or officers' certificate or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•
to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of debt securities of such series;

•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•
to add to or change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal, premium or interest with respect to debt securities in bearer form, to permit securities in registered form to be exchanged for securities in bearer form or to permit or facilitate the issuance of debt securities of such series in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect;

•
in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture, board resolution or officers' certificate relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions, subject to any consent required under the terms of such senior indebtedness;

•	to add guarantees with respect to the debt securities or to secure the debt securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities of such series;

•
to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

•	to establish the form or terms of debt securities and coupons of any series, as described under "—General" above.
UAL, United and the trustee may amend the indenture without notice to or consent of any holder to add to, change, or eliminate any of the provisions of the indenture, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (a) neither apply to any debt security of any series outstanding at the time of the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (b) become effective only when there is no such debt security outstanding.
Mergers and Sales of Assets
The indenture provides that the issuer with respect to any outstanding series of debt securities may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to another person, unless among other items: (a) the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person (if not such issuer) expressly assumes, by supplemental indenture, all obligations of such issuer under the applicable debt securities and the indenture; (b) no event of default with respect to any series of debt securities of such issuer issued under the indenture shall have occurred and be continuing; and (c) such issuer shall have provided the trustee with an officers' certificate and an opinion of counsel confirming compliance with the indenture with respect to such transaction. Upon the assumption of the issuer's obligations by such a person in such circumstances, subject to certain exceptions, such issuer shall be discharged from all obligations under the indenture.
Satisfaction and Discharge of the Indenture; Defeasance
Unless otherwise provided for in the prospectus supplement, the indenture shall cease to be of any further effect with respect to any series of debt securities if (1) either (a) the issuer has delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation shall have become due and payable, are by their terms to become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the issuer; and (2) the issuer shall have deposited with the trustee as trust funds an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be.
In addition, the issuer shall have a "legal defeasance option" (pursuant to which the issuer may terminate, with respect to the debt securities of a particular series, all of its obligations under such debt securities and the indenture with respect to such debt securities) and a "covenant defeasance option" (pursuant to which the issuer may terminate, with respect to the debt securities of a particular series, its obligations with respect to such debt securities under certain specified covenants with respect to such debt securities). If the legal defeasance option is exercised with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If the covenant defeasance option is exercised with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
The applicable prospectus supplement will describe the procedures the issuer must follow in order to exercise its defeasance options.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of an issuer's creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with any issuer or any of its affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.
Governing Law
The indenture is, and the debt securities will be, governed by the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
The following summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the deposit agreement that will be filed with the SEC in connection with the offering of such depositary shares.
UAL may offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. If UAL decides to offer fractional shares of Preferred Stock, it will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of Preferred Stock, and the prospectus supplement will indicate that fraction. The shares of Preferred Stock represented by depositary shares will be deposited under a deposit agreement between UAL and a depositary that is a bank or trust company that meets certain requirements and is selected by UAL. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the Preferred Stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.
We have summarized selected provisions of the deposit agreement and the depositary receipts, but the summary is qualified by reference to the provisions of the deposit agreement and the depositary receipts. The particular terms of any series of depositary shares will be described in the applicable prospectus supplement. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below.
Dividends
The depositary will distribute all cash dividends or other cash distributions received by it in respect of the Preferred Stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date. The amount made available for distribution will be reduced by any amounts withheld by the depositary or UAL on account of taxes.
In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.
Withdrawal of Shares
Upon surrender of depositary receipts representing any number of whole shares at the depositary's office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of Preferred Stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the Preferred Stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of Preferred Stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of Preferred Stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares, provided that the depositary will not issue any receipt evidencing a fractional depositary share.
Redemption of Depositary Shares
Whenever UAL redeems the Preferred Stock, the depositary will redeem a number of depositary shares representing the same number of shares of Preferred Stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.
Voting of Underlying Shares
Upon receipt of notice of any meeting at which the holders of the Preferred Stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of Preferred Stock underlying the holder's depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of Preferred Stock underlying such depositary shares in accordance with such instructions. UAL will agree to take all reasonable actions that the depositary may deem necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of Preferred Stock.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may at any time be amended by agreement between UAL and the depositary. With the consent of the depositary, UAL may amend the deposit agreement from time to time in any manner that it desires. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.
The deposit agreement may be terminated by UAL or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•
there has been a final distribution in respect of the shares of Preferred Stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to UAL notice of its election to do so. UAL may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment.
Charges of Depositary
UAL will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. UAL will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption or exchange of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes and governmental charges.
Notices
Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from UAL which are delivered to such depositary and which UAL is required to furnish the holders of the preferred shares.
Limitation of Liability
The deposit agreement contains provisions that limit UAL's liability and the liability of the depositary to the holders of depositary shares. Both the depositary and UAL are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding pertaining to the rights of the holders of the depositary shares. UAL or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by UAL or it to be competent and on documents believed by UAL or them to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
The following summary of certain provisions of the stock purchase contracts and stock purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the stock purchase contract or stock purchase unit, as applicable, that will be filed with the SEC in connection with the offering of such securities.
UAL may issue stock purchase contracts, including contracts obligating holders to purchase from it, and obligating UAL to sell to the holders, a specified number of shares of UAL Common Stock or Preferred Stock at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the UAL Common Stock or Preferred Stock and the number of shares of UAL Common Stock or Preferred Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities, Preferred Stock or warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase shares of UAL Common Stock or Preferred Stock under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time UAL issues stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.
General
UAL may issue subscription rights to purchase shares of UAL Common Stock, Preferred Stock, depositary shares or warrants to purchase shares of UAL Common Stock, Preferred Stock or depositary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to UAL's stockholders, UAL may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to UAL's stockholders, UAL will distribute certificates evidencing the subscription rights and a prospectus supplement to its stockholders on the record date that UAL sets for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each stockholder;

•	the extent to which such subscription rights are transferable;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.
Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of UAL Common Stock, Preferred Stock, depositary shares, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, UAL will forward, as soon as practicable, the shares of UAL Common Stock, Preferred Stock, depositary shares or warrants purchasable upon such exercise. UAL may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
General
UAL may issue warrants for the purchase of debt securities, UAL Common Stock or Preferred Stock. Warrants may be issued independently or together with debt securities, UAL Common Stock or Preferred Stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between UAL and a bank or trust company, as warrant agent. The warrant agent will act solely as UAL's agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants; (e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (l) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) the anti-dilution provisions of such debt warrants, if any; (n) the redemption or call provisions, if any, applicable to such debt warrants; and (o) any additional terms of such debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.
Stock Warrants
The prospectus supplement relating to any particular issue of UAL Common Stock warrants or Preferred Stock warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any; (c) the aggregate number of such warrants; (d) the designation and terms of the UAL Common Stock or Preferred Stock purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security; (f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of shares of UAL Common Stock or Preferred Stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable; (k) the anti-dilution provisions of such warrants, if any; (l) the redemption or call provisions, if any, applicable to such warrants; and (m) any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION
We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•	directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.
Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.
In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling stockholder. We or any selling stockholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may be sold only through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
UAL may offer its equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.
If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.
In connection with an underwritten offering, we and any selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

WHERE YOU CAN FIND MORE INFORMATION
UAL and United file annual, quarterly and current reports and other information, and UAL files proxy statements with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.
The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3, which includes this prospectus and which registers the securities that we may offer under this prospectus. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and the securities offered.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.
This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (excluding any information that has been "furnished" but not "filed" for purposes of the Exchange Act) and that are not delivered with this prospectus. They contain important information about us and our financial condition.

Combined Filings by UAL and United	Date Filed
Annual Report on Form 10-K for the year ended December 31, 2016 (including those portions of UAL's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2017 that are specifically incorporated by reference into such Annual Report on Form 10-K)
February 23, 2017
Quarterly Report on Form 10-Q for the quarter ended March 31, 2017	April 18, 2017
Quarterly Report on Form 10-Q for the quarter ended June 30, 2017	July 19, 2017
Quarterly Report on Form 10-Q for the quarter ended September 30, 2017	October 19, 2017
Current Report on Form 8-K	January 26, 2017
Current Report on Form 8-K	January 27, 2017
Current Report on Form 8-K	April 3, 2017
Current Report on Form 8-K	April 21, 2017
Current Report on Form 8-K	September 29, 2017
Current Report on Form 8-K	October 4, 2017
Filings by UAL	Date Filed
Registration Statement on Form 8-A, description of UAL's Common Stock, par value $0.01 per share	September 30, 2010, including any amendments or reports filed to update such description
Current Report on Form 8-K	February 24, 2017
Current Report on Form 8-K	May 30, 2017
The SEC file number is 1-6033 for UAL and 1-10323 for United.

Filings by United	Date Filed
Current Report on Form 8-K	November 6, 2017
Current Report on Form 8-K	November 13, 2017
We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that has been "furnished" but not "filed" for purposes of the Exchange Act) between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.
You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:
United Continental Holdings, Inc.
United Airlines, Inc.

233 S. Wacker Drive
Chicago, Illinois 60606
(872) 825-4000
Attention: Secretary

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, our counsel, Sidley Austin LLP, Chicago, Illinois, will pass upon the validity of the securities offered in this prospectus and any related prospectus supplement. The legality of the securities offered hereby and certain other matters for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of UAL appearing in UAL's Annual Report on Form 10-K for the year ended December 31, 2016 (including the financial statement schedule appearing therein) and the effectiveness of UAL's internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of United appearing in United's Annual Report on Form 10-K for the year ended December 31, 2016 (including the financial statement schedule appearing therein), have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

39,250,000 Shares

UNITED AIRLINES HOLDINGS, INC.

Common Stock
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PROSPECTUS SUPPLEMENT
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Morgan Stanley
Barclays

April 21, 2020